FORM OF PRELIMINARY PROXY CARD

EVANS BANCORP INC.

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by [________] at [______] (Eastern Standard/Daylight)

Online
Go to https://www.envisionreports.com/EVBN or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at https://www.envisionreports.com/EVBN

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. Approval of the Agreement and Plan of Merger, dated as of September 9, 2024, by and among NBT Bancorp Inc., NBT Bank, National Association, Evans Bancorp, Inc. and Evans Bank, National Association, pursuant to which Evans Bancorp, Inc. will merge with and into NBT Bancorp Inc., as set forth in Annex A to the accompanying proxy statement/prospectus.	☐	☐	☐
2. Approval, on an advisory (non-binding) basis, of the specified compensation that may become payable to the named executive officers of Evans Bancorp, Inc. in connection with the merger, as described in the accompanying proxy statement/prospectus.	☐	☐	☐
3. Approval of one or more adjournments of the special meeting of shareholders of Evans Bancorp, Inc., if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at an adjournment or postponement of that meeting, to approve the merger proposal.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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A Special Meeting of Shareholders of Evans Bancorp, Inc. will be held on
[______] at [______] Eastern Time, virtually via the internet at [______].

Shareholders who hold their shares through an intermediary, such as a bank or broker, must register in advance to attend the Special Meeting. To register, shareholders must submit proof of your proxy power (legal proxy) reflecting their Evans Bancorp, Inc. holdings along with their name and email address to our transfer agent, Computershare, at legalproxy@computershare.com. Requests for registration must be labeled as "Legal Proxy" and be received no later than [______], Eastern Time, on [______].

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/EVBN

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

EVANS BANCORP INC.

Revocable Proxy — Evans Bancorp

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
Evans Bancorp, Inc.
This Proxy is Solicited on Behalf of the Board of Directors of Evans Bancorp, Inc.

The undersigned hereby appoints [_____] as Proxies, each with full powers of substitution to represent and to vote all the shares of Common Stock of Evans Bancorp, Inc. held of record by the undersigned at the close of business on [_____] at the Special Meeting of Shareholders to be held on [_____], at [_____], or any adjournments thereof, upon the matters listed on the reverse side hereof.

Each of the Proxies is authorized to vote, in her discretion, upon such other matters as may properly come before the meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is given, this proxy will be voted FOR Proposals 1, 2 and 3; and with discretionary authority on such other matters as may properly come before the meeting or any adjournment thereof. Shareholders may revoke this proxy following the procedures described in the accompanying proxy statement/prospectus.**
PLEASE MARK, DATE, SIGN AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.